                                                                    EXHIBIT 10.3
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                            DEPOSIT ACCOUNT AGREEMENT

                          Dated as of October 28, 2002

                                     between

                            ORION POWER CAPITAL, LLC

                                       and

                   BANK OF AMERICA, N.A., as Collateral Agent

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
                                TABLE OF CONTENTS


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
Article I DEFINITIONS........................................................2


Article II  APPOINTMENT OF COLLATERAL AGENT; CREATION OF ACCOUNTS...........12

  Section 2.1 Appointment of Collateral Agent...............................12

  Section 2.2 Creation of Accounts..........................................12

  Section 2.3 Accounts as Collateral........................................13

  Section 2.4 Accounts and the Collateral Agent.............................14


Article III  NOTICE REQUIREMENTS............................................14

  Section 3.1 Monthly Notice of Deposits and Withdrawals;
              Confirmation of Transfers.....................................15

  Section 3.2 Notice of Subsidiary Account Shortfalls.......................15

  Section 3.3 Periodic Notice...............................................16

  Section 3.4 Notice of Allowance Purchase..................................17

  Section 3.5 Notice of Closing Expenses....................................17


Article IV  DEPOSITS INTO ACCOUNTS..........................................17

  Section 4.1 Deposit of Subsidiary Advances................................17

  Section 4.2 Deposit of Initial Indenture Debt Service Deposit Amount......17

  Section 4.3 Indenture Debt Service Reserve Amounts........................18

  Section 4.4 Deposit of Voluntary Prepayment Advances......................18

  Section 4.5 Deposit of Allowance Purchase Reserve Amount..................18

  Section 4.6 Deposit of Distribution Amounts...............................18

  Section 4.7 Deposit of Restructuring Closing..............................18

  Section 4.8 Information to Accompany Amounts Delivered to the
              Collateral Agent; Deposits Irrevocable........................18

  Section 4.9 Books of Account; Statements..................................19
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

Article V  ALLOCATIONS FROM ACCOUNTS........................................19

  Section 5.1 Allocations from the Collection Account.......................19

  Section 5.2 Allocations from the Initial Indenture Debt Service
              Reserve Account...............................................21

  Section 5.3 Allocations from the Indenture Debt Service Reserve Account...21

  Section 5.4 Allocations from Voluntary Prepayment Account.................22

  Section 5.5 Allocations from the Allowance Purchase Reserve Account.......22

  Section 5.6 Allocations from the Restructuring Cost Reserve Account.......22

  Section 5.7 Allocations from the Distribution Account.....................23


Article VI  INVESTMENTS AND VALUATION.......................................24

  Section 6.1 Investments...................................................24

  Section 6.2 Income or Gain................................................25

  Section 6.3 Value.........................................................25

  Section 6.4 Taxes.........................................................25


Article VII  REPRESENTATIONS AND WARRANTIES.................................25

  Section 7.1 Representations and Warranties................................25


Article VIII  COVENANTS.....................................................26

  Section 8.1 Covenants.....................................................26


Article IX  COLLATERAL AGENT................................................27

  Section 9.1 Appointment of Collateral Agent, Powers and Immunities........27

  Section 9.2 Ambiguity or Inconsistency in Intercreditor Agreement
              with Proposed Actions.........................................28

  Section 9.3 Right and Duties..............................................28


Article X  EXERCISE OF RIGHTS UNDER Intercreditor Agreement.................29

  Section 10.1 Actions Upon an Event of Default.............................29

  Section 10.2 Administration of Collateral.................................29
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
  Section 10.3 Application of Proceeds After Acceleration...................29


Article XI  INDEMNIFICATION.................................................29

  Section 11.1 Payment of Expenses and Indemnification......................29


Article XII  MISCELLANEOUS..................................................31

  Section 12.1 Agreement for Benefit of Parties Hereto......................31

  Section 12.2 No Warranties................................................31

  Section 12.3 Reimbursement of Expenses....................................31

  Section 12.4 Severability.................................................31

  Section 12.5 Notices......................................................31

  Section 12.6 Successors and Assigns.......................................31

  Section 12.7 Counterparts.................................................32

  Section 12.8 GOVERNING LAW................................................32

  Section 12.9 No Impairments of Other Rights...............................32

  Section 12.10 Amendment; Waiver...........................................32

  Section 12.11 Separate Liability..........................................32

  Section 12.12 Incumbency Certificates; Authorized Persons.................32

  Section 12.13 Headings....................................................33

  Section 12.14 Termination; Release........................................33

  Section 12.15 Entire Agreement............................................33

  Section 12.16 Survival of Indemnities.....................................33


Exhibit A   Form of Monthly Notice of Deposits and Withdrawals
Exhibit B   Form of Periodic Notice

Schedule 7.1      Filings and Other Actions

      This DEPOSIT ACCOUNT AGREEMENT (this "Agreement"), dated as of October 28, 2002, between ORION POWER CAPITAL, LLC, a Delaware corporation ("Holdco"), and BANK OF AMERICA, N.A., as collateral agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors, the "Collateral Agent").

      WHEREAS, each of OPNY, Erie Boulevard, Carr Street Generating, Astoria Generating, OPMW and Twelvepole are wholly-owned, indirect subsidiaries of Holdco and Holdco is a direct, wholly-owned subsidiary of Orion Power Holdings, Inc., a Delaware corporation ("OPH");

      WHEREAS, OPNY, Erie Boulevard, Carr Street Generating, Astoria Generating and the OPNY Administrative Agent have entered into that certain Second Amended and Restated Deposit Account Agreement, dated as of even date herewith (the "OPNY Deposit Account Agreement") and OPNY, the OPNY Administrative Agent, Banc of America Securities LLC and BNP Paribas, as lead arrangers (the "OPNY Lead Arrangers"), Bank of America, N.A., as the issuer of the letters of credit referred to therein, BNP Paribas, as Syndication Agent, Union Bank of California, N.A., CoBank, ACB and Deutsche Bank AG New York and/or Cayman Island Branch, as Documentation Agents, and the Lenders named on the signature pages thereto and from time to time parties thereto (the "OPNY Lenders") have entered into that certain Amended and Restated Credit Agreement, dated as of even date herewith (the "OPNY Credit Agreement");

      WHEREAS, OPMW, Twelvepole and the OPMW Administrative Agent have entered into that certain Second Amended and Restated Deposit Account Agreement, dated as of even date herewith (the "OPMW Deposit Account Agreement," and, together with the OPNY Deposit Account Agreement, the "Subsidiary Deposit Account Agreements"), and OPMW, the OPMW Administrative Agent, Banc of America Securities LLC and BNP Paribas, as lead arrangers (the "OPMW Lead Arrangers"), Bank of America, N.A., as the issuer of the letters of credit referred to therein, BNP Paribas, as Syndication Agent, The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd, and Bayerische Hypo-Und Vereinsbank AG, New York Branch, as Documentation Agents, and the Lenders named on the signature pages thereto and from time to time parties thereto (the "OPMW Lenders") have entered into that certain Second Amended and Restated Credit Agreement, dated as of even date herewith (the "OPMW Credit Agreement," and, together with the OPNY Credit Agreement, the "Subsidiary Credit Agreements"); and

      WHEREAS, OPNY is the 99% limited partner in each of Erie Boulevard, Carr Street Generating and Astoria Generating, and each of them is the owner and operator of a portion of the Portfolio Assets (as defined in the OPNY Credit Agreement);

      WHEREAS, OPMW owns 100% of the membership interests in Twelvepole and each of OPMW and Twelvepole is the owner and operator of a portion of the Portfolio Assets (as defined in the OPMW Credit Agreement);

      WHEREAS, it is a condition of the Subsidiary Credit Agreements that Holdco enter into this Agreement;

      NOW THEREFORE, in consideration of foregoing and of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement the following terms have the following meanings (with terms defined in the singular to have the same meaning as when used in the plural and vice versa). All capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Subsidiary Credit Agreements or the Subsidiary Deposit Account Agreements, and, except as otherwise expressly provided herein, the provisions of Sections 1.02, 1.03 and 1.04 of the Subsidiary Credit Agreements shall apply hereto.

      "Account Collateral" shall have the meaning ascribed to it in Section 2.3.

      "Accounts" shall have the meaning ascribed to it in Section 2.2.

      "Administrative Agent" shall mean the collective reference to the OPNY Administrative Agent and the OPMW Administrative Agent.

      "Agreement" shall mean this Deposit Account Agreement, as it may be amended, modified or supplemented from time to time hereafter.

      "Allowance Purchase" shall mean any purchase of an Allowance as permitted by and in accordance with the terms of the Credit Agreements.

      "Allowance Purchase Amount" shall have the meaning ascribed to it in
Section 3.4.

      "Allowance Purchase Reserve Account" shall have the meaning ascribed to it in Section 2.2(a).

      "Allowance Purchase Reserve Amount" shall mean an amount equal to $48,500,000.

      "Borrower Operating Accounts" shall mean the collective reference to (i) the "Operating Account" as defined in the OPMW Deposit Account Agreement and
(ii) the "Operating Account" as defined in the OPNY Deposit Account Agreement, or either of them.

      "Borrower Subsidiaries" shall mean the collective reference to OPNY and OPMW only (each, a "Borrower Subsidiary").

      "Collateral Agent" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

      "Collateral Agent Fee Side Letter" shall mean that certain fee letter dated as of the Restructuring Effective Date by and between the Collateral Agent and Holdco.

      "Collection Account" shall have the meaning ascribed to it in Section 2.2(a).

      "Combined Debt Service Coverage Ratio" shall mean, for any period of determination, the ratio of (i) the sum of the OPNY Net Cash Flow and the OPMW Net Cash Flow to (ii) the sum of the OPNY Debt Service and the OPMW Debt Service, calculated on a trailing 12 month basis; provided, that, if the date of determination occurs prior to June 30, 2003, such ratio shall be calculated based on actual results over the period from and including July 1, 2002, to but excluding such date of determination; and provided, further that, any prepayment for coal made pursuant to any New Coal Contract (as defined in the OPMW Credit Agreement) as permitted by Section 6.07(b) of the OPMW Credit Agreement, shall be excluded from OPMW Net Cash Flow until such time as the coal attributable to such prepayments is delivered to OPMW at which time, to the extent of the coal so delivered, the Operating Costs properly attributable thereto shall be included in the calculation of OMPW Net Cash Flow for the period in which such delivery occurs, the calculation of the Combined Debt Service Coverage Ratio made as of December 31, 2002.

      "Convertible Notes Indenture" shall mean the Indenture dated May 31, 2001, pursuant to which OPH issued 4.5% Senior Convertible Notes due on June 1, 2008.

      "Debt Service Coverage Compliance Prepayment Amount" shall have the meaning ascribed to it in Section 3.3.

      "Debt Service Coverage Ratio" shall mean (i) as to OPNY, the "Debt Service Coverage Ratio" as defined in the OPNY Credit Agreement, (ii) as to OPMW, the "Debt Service Coverage Ratio as defined in the OPMW Credit Agreement and (iii) as to Holdco, the Combined Debt Service Coverage Ratio.

      "Debt Service Non-Compliance Notice" shall have the meaning ascribed to it in Section 3.3.

      "Default" shall mean the occurrence of a "Default" under either Subsidiary Credit Agreement.

      "Designated Office" shall mean the office of the Collateral Agent located at the address set forth below its signature hereto, or at such other address as may be designated by the Collateral Agent in a notice to the Borrower.

      "Determination Date" shall mean the first (1st) Business Day of each month.

      "Distribution Account" shall have the meaning ascribed to it in Section 2.2(a).

      "Distribution Blocking Event" shall mean the occurrence and continuation of any of the following:

            (a) The violation by OPNY of Sections 5.11, 6.08 or 6.12 of the OPNY Credit Agreement;

            (b) The violation by OPMW of Sections 5.11, 6.08 or 6.12 of the OPMW Credit Agreement;

            (c) The violation by any Subsidiary of OPNY of Section 8.08 or 8.12 of the relevant Subsidiary Guarantee;

            (d) The violation by Twelvepole of Section 7.11, 8.08 or 8.12 of the Twelvepole Guarantee;

            (e) The occurrence of a Regulatory Change that is under review by the OPNY Lead Arrangers, in consultation with the Independent Experts, to determine if such Regulatory Change is a Material Regulatory Change; provided that such determination shall be made promptly and, in any event, in no more than sixty (60) days after the Lead Arrangers have been notified in writing by Holdco of the occurrence of such Regulatory Change; and, provided, further, that if the Lead Arrangers have not made such determination within such period, the Lead Arrangers and parties hereto shall negotiate in good faith to make such determination no later than thirty days after the expiration of the sixty day period described in the foregoing clause and, if such determination is not made by the expiration of such additional thirty day period, the "Distribution Blocking Event" under this clause (c) shall terminate;

            (f) The occurrence of a Material Regulatory Change under and as defined in the OPNY Credit Agreement;

            (g) Any failure by any of OPMW, the OPMW Subsidiaries, OPNY, or the OPNY Subsidiaries to operate or maintain their respective Portfolio Assets in material compliance with any then current Operational Plan; or

            (h) A Default or an Event of Default.

      "Distribution Cut-Off Date" shall mean the date that occurs on the second anniversary of the Restructuring Effective Date.

      "Event of Default" shall mean the occurrence of any "Event of Default" under either Subsidiary Credit Agreement.

      "Excess Cash Flow" shall mean, as of any date, any amounts on deposit in the Distribution Account.

      "High Yield Indenture" shall mean the Indenture dated April 27, 2000 pursuant to which OPH issued 12% Senior Notes due 2010.

      "Holdco" shall mean Orion Power Capital, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of OPH.

      "Holdco Collateral" shall mean the collective reference to all or any part of the "Collateral" as defined in each of the Holdco Pledge Agreements.

      "Holdco Documents" shall mean the collective reference to this Agreement, the Holdco Guarantees and the Holdco Pledge Agreements, or any of them.

      "Holdco Guarantees" shall mean the collective reference to the OPNY Holdco Guarantee and the OPMW Holdco Guarantee, or either of them.

      "Holdco Pledge Agreements" shall mean the collective reference to the (i) pledge agreement, dated as of the date hereof, made by Holdco in favor of the OPMW Administrative Agent, and (ii) the pledge agreement, dated as of the date hereof, made by Holdco in favor the OPNY Administrative Agent, or either of them.

      "IDSRA Deposit Amount" shall mean, as of any date of determination, the amount of cash that will be on deposit in the Indenture Debt Service Reserve Account after the making of all withdrawals required under Sections 5.1 and 5.3(a) of this Agreement, if any, as of such date.

      "IDSRA Distribution Amount" shall mean, as of any date of determination, an amount equal to the IDSRA Deposit Amount, less the sum of (i) the Indenture Payment Offset Amount as of such date, if any, and (ii) the Regulatory Change Cash Flow Reduction amount as of such date, if any.

      "Indemnified Person" shall have the meaning set forth in Section 11.1(a)(iii).

      "Indentures" shall mean the collective reference to the High Yield Indenture and the Convertible Notes Indenture, or either of them, in each case, as in effect on the Restructuring Effective Date, and, with respect to the principal amount of the Indebtedness issued pursuant thereto, as outstanding on the Restructuring Effective Date.

      "Indenture Debt Service Reserve Account" shall have the meaning set forth in Section 2.2(a).

      "Indenture Payment Date" shall mean (i) with regard to the High Yield Indenture, each May 1 and November 1, and (ii) with regard to the Convertible Notes Indenture, each June 1 and December 1, or, if any such date shall not be a Business Day, the next Business Day.

      "Indenture Payment Offset Amount" shall mean, as of any date of determination, an amount equal to (i) the sum of all OPH Net Cash Flow amounts that have accrued as of such date as certified by Holdco in the relevant Periodic Notice and accepted (or not objected to) by the Collateral Agent pursuant to procedures set forth in Section 5.8(b) of this Agreement, less (ii) the aggregate amount of all OPH Net Cash Flows actually deducted from the IDSRA Deposit Amount prior to such date.

      "Indenture Payment Reserve Shortfall" shall mean, as of any date of determination, the difference between the IDSRA Distribution Amount as of such date and the Scheduled Indenture Debt Service Payment Amount as of such date.

      "Indenture Payment Reserve Shortfall Deposit" shall have the meaning set forth in Section 3.3.

      "Indenture Trustee" shall mean (i) with regard to the High Yield Indenture, Wilmington Trust Company, in its capacity as "Trustee" thereunder, and (ii) with regard to the Convertible Notes Indenture, Wilmington Trust Company, in its capacity as "Trustee" thereunder, the successors and assigns of each "Trustee".

      "Initial Indenture Debt Service Deposit Amount" shall mean up to $$25,000,000.00.

      "Initial Indenture Debt Service Reserve Account" shall have the meaning set forth in Section 2.2(a).

      "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and among the OPNY Administrative Agent, the OPNY Lenders, the OPMW Administrative Agent, the OPMW Lenders and the Collateral Agent.

      "Measurement Period" shall mean, for any date of determination, the twelve month period immediately preceding such date; provided, that, if the date of determination occurs on or prior to June 30, 2003, the Measurement Period shall mean the period from and including July 1, 2002, to but excluding such date of determination.

      "Minimum Debt Service Coverage Ratio" shall mean (i) with regard to OPNY, a Debt Service Coverage Ratio of at least 1.00 to 1.00 and (ii) with regard to OPMW, a Debt Service Coverage Ratio of at least 1.00 to 1.00.

      "Net Voluntary Prepayment Amount" shall mean, as of any date of determination, an amount equal to (i) the sum of all Voluntary Prepayment Advances deposited in the Voluntary Prepayment Account on or prior to such date and used to prepay then outstanding Obligations less (ii) the aggregate amount of all Voluntary Prepayment Distributions made prior to such date.

      "Notice of Allowance Purchase" shall mean a notice from Holdco to the Collateral Agent requesting that funds be withdrawn from the Allowance Purchase Reserve Account to fund the payment of an Allowance Purchase.

      "Notice of Closing Expenses" shall mean a notice substantially in the form of Exhibit B hereto from Holdco to the Collateral Agent setting forth the Closing Expenses due and payable as of the date set forth in such notice and the Persons to whom such payments shall be made pursuant to Section 5.6 of this Agreement.

      "Notice of Monthly Deposits and Withdrawals" shall have the meaning ascribed to it in Section 3.1.

      "Obligations" shall mean the collective reference to (i) the "Obligations" of OPMW under the OPMW Credit Agreement, (ii) the "Obligations" of OPNY under the OPNY Agreement and (iii) the "Guarantor Obligations" of Holdco under each of the Holdco Guarantees, or any of them.

      "OPH" shall have the meaning ascribed to it in the preamble hereto.

      "OPH Net Cash Flows" shall mean, for any period of determination, the sum of (i) the amount of cash then available for distribution to OPH from any of its subsidiaries (excluding Holdco and its subsidiaries), after income taxes properly attributable to such subsidiaries for such period of determination,
(ii) the net amount of cash generated by operations of OPH (exclusive of the operations of all of its subsidiaries) during such period, after income taxes properly attributable to such operations, and (iii) the gross sales proceeds of any asset sale received by OPH or any of its subsidiaries (other than Holdco and its subsidiaries) during such period, less taxes properly attributable to such asset sale and reasonable and customary transaction expenses (excluding, however, transaction expenses and similar costs and fees paid or payable with respect to Affiliates of OPH). For purposes of this definition, "income taxes" shall mean that amount of federal or state income taxes reasonably estimated by OPH on a consolidated, unitary or combined basis to be payable on the applicable amount of cash available for distribution or cash generated by operations for the applicable period of determination in the case of clauses (i) and (ii) preceding and "taxes" shall mean that amount of federal or state income, sales, transaction or other taxes reasonably estimated to be attributable to the gross sales proceeds received during such period, in the case of clause (iii) preceding.

      "OPMW" shall mean Orion Power MidWest L.P., a Delaware limited partnership.

      "OPMW Account" shall mean any account established and maintained pursuant to the OPMW Deposit Account Agreement.

      "OPMW Administrative Agent" shall mean Bank of America, N.A., in its capacity as Administrative Agent under the OPMW Credit Agreement.

      "OPMW Credit Agreement" shall have the meaning ascribed to it in the preamble hereto.

      "OPMW Debt Service" shall have the meaning ascribed to the term "Debt Service" in the OPMW Credit Agreement.

      "OPMW Deposit Agreement" shall have the meaning ascribed to it in the preamble hereto.

      "OPMW Holdco Guarantee" shall mean the Guarantee Agreement, dated of even date herewith, executed by Holdco in favor of the OPMW Administrative Agent (for the benefit of the OPMW Secured Parties) guaranteeing the payment and performance of the Obligations of OPMW under the OPMW Credit Agreement.

      "OPMW Lenders" shall have the meaning ascribed to it in the preamble hereto.

      "OPMW Loans" shall have the meaning ascribed to the term "Loans" in the OPMW Credit Agreement.

      "OPMW Net Cash Flow" shall have the meaning ascribed to the term "Net Cash Flow" in the OPMW Credit Agreement.

      "OPMW Prepayment Account" shall mean the "Prepayment Account" as defined in and established under the OPMW Deposit Agreement.

      "OPMW Revenue Account" shall mean the "Revenue Account" as defined in and established under the OPMW Deposit Agreement.

      "OPMW Secured Parties" shall mean the "Secured Parties" as defined under the OPMW Credit Agreement.

      "OPMW Subsidiary" shall mean Twelvepole.

      "OPNY" shall mean Orion Power New York L.P., a Delaware limited partnership.

      "OPNY Account" shall mean any account established and maintained pursuant to the OPNY Deposit Account Agreement.

      "OPNY Administrative Agent" shall mean Bank of America, N.A., in its capacity as Administrative Agent under the OPNY Credit Agreement.

      "OPNY Credit Agreement" shall have the meaning ascribed to it in the preamble hereto.

      "OPNY Debt Service" shall have the meaning ascribed to the term "Debt Service" in the OPNY Credit Agreement.

      "OPNY Deposit Agreement" shall have the meaning ascribed to it in the preamble hereto.

      "OPNY Holdco Guarantee" shall mean the Guarantee Agreement, dated of even date herewith, executed by Holdco in favor of the OPNY Administrative Agent (for the benefit of the OPNY Secured Parties) guaranteeing the payment and performance of the Obligations of OPNY under the OPNY Credit Agreement.

      "OPNY Lead Arrangers" shall have the meaning ascribed to the term "Lead Arrangers" in the OPNY Credit Agreement.

      "OPNY Lenders" shall have the meaning ascribed to it in the preamble hereto.

      "OPNY Loans" shall have the meaning ascribed to the term "Loans" in the OPNY Credit Agreement.

      "OPNY Net Cash Flow" shall have the meaning ascribed to the term "Net Cash Flow" in the OPNY Credit Agreement.

      "OPNY Prepayment Account" shall mean the "Prepayment Account" as defined in and established under the OPNY Deposit Agreement.

      "OPNY Revenue Account" shall mean the "Revenue Account" as defined in and established under the OPNY Deposit Agreement.

      "OPNY Secured Parties" shall mean the "Secured Parties" as defined under the OPNY Credit Agreement.

      "OPNY Subsidiaries" shall mean the collective reference to Erie Boulevard, Astoria Generating and Carr Street Generating.

      "Periodic Date" shall mean each February 1, May 1, June 1, August 1, November 1 and December 1 of each calendar year or, in each case, if such date is not a Business Day, the next succeeding Business Day.

      "Periodic Notice" shall have the meaning ascribed to it in Section 3.3.

      "Permitted Distribution" shall mean any distribution to OPH or its designee or to any Indenture Trustee permitted pursuant to Section 5.2, 5.3(b), 5.7(a) or 5.7(b).

      "Pro Rata Share" shall mean as of any date of determination and with respect to any Borrower Subsidiary, a fraction, the numerator of which is the aggregate amount of principal and interest outstanding and unpaid under such Borrower Subsidiary's Subsidiary Credit Agreement as of such date, and the denominator of which is the aggregate amount of the principal and interest outstanding and unpaid under both Subsidiary Credit Agreements as of such date.

      "Quarterly Payment Date" shall mean each March 31, June 30, September 30 and December 31.

      "Regulatory Change Cash Flow Reduction Amount" shall mean, as of any date of determination with regard to any Regulatory Change that is reasonably determined by the OPNY Lead Arrangers, in consultation with the Independent Experts, not to be a Material Regulatory Change (an "Immaterial Regulatory Change"), the amount equal to the reasonably expected reduction in Excess Cash Flow (as defined in the OPNY Deposit Agreement) attributable to such Immaterial Regulatory Change (as reasonably determined by the OPNY Lead Arrangers).

      "Restructuring Cost Account Deposit Amount" shall mean, as of the Restructuring Effective Date, the amount of cash distributed from the OPNY Revenue Account to the Collateral Agent for deposit in the Restructuring Cost Reserve Account to pay for Closing Expenses.

      "Restructuring Cost Reserve Account" shall have the meaning ascribed to it in Section 2.2(a).

      "Scheduled Indenture Debt Service Deposit Amount" shall mean, for any given calendar quarter, an amount equal to the aggregate amount of interest accrued under the Indentures during such calendar quarter.

      "Scheduled Indenture Debt Service Payment Amount" shall mean, for any Indenture Payment Date, the amount of scheduled interest then due and payable pursuant to an Indenture as of such date.

      "Scheduled Prepayment" shall mean, as of any date, the sum of (i) all transfers made on or prior to such date from the Collection Account or the Distribution Account into the Subsidiary Prepayment Accounts that were used to prepay then outstanding Obligations and (ii) the amount of all scheduled amortization payments made on or prior to such date pursuant to the Subsidiary Credit Agreements to repay outstanding Obligations.

      "Secured Parties" shall mean the collective reference to the OPMW Secured Parties and the OPNY Secured Parties, or any of them.

      "Semi-Annual Period" shall mean, during any year, each period (i) from and including January 1, to and including June 30, and (ii) from and including July 1, to and including December 31.

      "Shortfall Certificate" shall have the meaning ascribed to it in Section 3.2.

      "Shortfall Notice" shall have the meaning ascribed to it in Section 3.2.

      "Subsidiary Account" and "Subsidiary Accounts" shall mean any OPNY Account or OPMW Account or all of them.

      "Subsidiary Account Shortfall" shall mean, as of any date of determination, the difference between (x) the amount required, permitted or requested in compliance with the terms of a Subsidiary Deposit Account Agreement to be transferred into or paid out of any Subsidiary Account thereunder (including under Section 5.1(f) of the OPMW Deposit Account Agreement or Section 5.2(j) of the OPNY Deposit Account Agreement) and (y) the amount then on deposit in the Subsidiary Account from which such deposit is to be made or such transfer or payment described in clause (x) above is to be made or paid under the relevant Subsidiary Deposit Account Agreement.

      "Subsidiary Advance" shall mean any transfer of funds to the Collection Account from a Subsidiary Account.

      "Subsidiary Commitments" shall mean the collective reference to the "Commitments" under the OPNY Credit Agreement and the OPMW Credit Agreement.

      "Subsidiary Credit Agreements" shall have the meaning set forth in the preamble hereto.

      "Subsidiary Deposit Account Agreements" shall have the meaning set forth in the preamble hereto.

      "Subsidiary Financing Documents" shall mean the collective reference to the "Financing Documents" as defined in the OPMW Credit Agreement and the OPNY Credit Agreement, or any of them.

      "Subsidiary Prepayment Account" shall mean either the OPNY Prepayment Account or the OPMW Prepayment Account, or both.

      "Subsidiary Revenue Account" shall mean either the OPNY Revenue Account or the OPMW Revenue Account, or both.

      "Target Prepayment Amount" shall mean $239,392,220.

      "Target Principal Amount" shall mean, as of any date of determination, an amount equal to the aggregate outstanding principal amount of the Obligations as of the Restructuring Effective Date (after giving effect to any prepayment made on such date), less the aggregate amount of all Scheduled Prepayments made through and including such date.

      "Transfer Date" shall mean the twenty-fifth day of each month (and in the case of February, the twenty-third day of such month), or, if the twenty-fifth (or twenty-third, as applicable) day of any month is not a Business Day, the first Business Day immediately preceding the twenty-fifth (or the twenty-third, as applicable) day of each month.

      "Unsatisfied Condition" shall have the meaning set forth in Section
5.8(b).

      "Voluntary Prepayment Account" shall have the meaning ascribed to it in
Section 2.2(a).

      "Voluntary Prepayment Advance" shall mean any funds (including the proceeds of debt or equity raised by OPH or an Affiliate of OPH (other than Holdco or any of its subsidiaries)) deposited in the Voluntary Prepayment Account by, or on behalf of, OPH as proceeds of an equity contribution or subordinated loan to Holdco as permitted under either Holdco Guarantee.

      "Voluntary Prepayment Distribution" shall have the meaning ascribed to it in Section 5.7(a).

                                   ARTICLE II

                        APPOINTMENT OF COLLATERAL AGENT;

                              CREATION OF ACCOUNTS

      Section 2.1 Appointment of Collateral Agent. (a) Bank of America, N.A. has been appointed to act as Collateral Agent hereunder pursuant to the Intercreditor Agreement and hereby agrees to receive, accept and deposit all proceeds of the Subsidiary Advances, Voluntary Prepayment Advances and all monies, Permitted Investments and other securities and instruments required to be deposited into the Accounts in accordance with this Agreement.

      (b) The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the Intercreditor Agreement, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Collateral Agent.

      Section 2.2   Creation of Accounts.

      (a) Each of the following accounts are hereby established and created with the Collateral Agent at its Designated Office (each an "Account" and, collectively, the "Accounts"):

            (i) a special, segregated and irrevocable account identified as "Bank of America, N.A., as Collateral Agent for Orion Power Capital, LLC Collection Account" (the "Collection Account");

            (ii) a special, segregated and irrevocable account identified as "Bank of America, N.A., as Collateral Agent for Orion Power Capital, LLC Allowance Purchase Reserve Account" (the "Allowance Purchase Reserve Account");

            (iii) a special, segregated and irrevocable account identified as "Bank of America, N.A., as Collateral Agent for Orion Power Capital, LLC Initial Indenture Debt Service Reserve Account" (the "Initial Indenture Debt Service Reserve Account");

            (iv) a special, segregated and irrevocable account identified as "Bank of America, N.A., as Collateral Agent for Orion Power Capital, LLC Indenture Debt Service Reserve Account" (the "Indenture Debt Service Reserve Account");

            (v) a special, segregated and irrevocable account identified as "Bank of America, N.A., as Collateral Agent for Orion Power Capital, LLC Voluntary Prepayment Account" (the "Voluntary Prepayment Account");

            (vi) a special, segregated and irrevocable account identified as "Bank of America, N.A., as Collateral Agent for Orion Power Capital, LLC Distribution Account" (the "Distribution Account"); and

            (vii) a special, segregated and irrevocable account identified as "Bank of America, N.A., as Collateral Agent for Orion Power Capital, LLC Restructuring Cost Reserve Account" (the "Restructuring Cost Reserve Account").

      (b) Except as specifically set forth herein, each Account shall remain in the exclusive possession of, and under the sole dominion and control of, the Collateral Agent and shall be maintained at all times in accordance with the terms of this Agreement and the Subsidiary Financing Documents until the date on which the Subsidiary Commitments have been terminated and all Obligations have been irrevocably and indefeasibly paid in full. Except as specifically set forth herein, each Account shall be subject to debit or withdrawal solely by the Collateral Agent as provided in this Agreement and no Person shall have any control over or right of withdrawal from the Accounts. No payments shall be made out of the Accounts except for the purposes and on the terms provided in this Agreement and in the Subsidiary Financing Documents. Holdco hereby irrevocably authorizes and empowers the Collateral Agent to endorse any check or any other instrument or security deposited or held in such Accounts to effect a deposit into such Accounts and to transfer such funds to the Subsidiary Accounts in accordance with this Agreement.

      Section 2.3   Accounts as Collateral.

      (a) To secure the payment by OPNY and OPMW of their respective Obligations when due pursuant to the Subsidiary Financing Documents, as applicable, and Holdco's obligations under each Holdco Guarantee, Holdco hereby grants, transfers, pledges and assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the right, title and interest of Holdco which it now possesses or may hereafter obtain, in and to, among other things, all Subsidiary Advances and Voluntary Prepayment Advances, each of the Accounts, including all monies and Permitted Investments and other securities and instruments held in such Accounts and all other funds held by the Collateral Agent under this Agreement and all of the proceeds of all the foregoing (collectively, the "Account Collateral"). Holdco agrees that the Account Collateral, and all rights Holdco may have with respect to such Account Collateral, shall be subject to the terms and conditions of this Agreement and the other Subsidiary Financing Documents.

      (b) Holdco agrees that it will not take any actions or fail to perform any of its duties or obligations under this Agreement so that after giving effect to such action or inaction the Collateral Agent will not then, or with the passage of time, cease to have a perfected first priority security interest in any of the Account Collateral.

      (c) Holdco agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral. Without limiting the generality of the foregoing, Holdco will execute and file, with a copy thereof to the Collateral Agent, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

      (d) Holdco hereby authorizes the Collateral Agent (but the Collateral Agent shall have no obligation) to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Account Collateral without Holdco's signature where permitted by law. A photocopy or other reproduction of this Agreement or any security agreement or financing statement covering the Account Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

      (e) Holdco will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Account Collateral and such other reports in connection with the Account Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

      Section 2.4 Accounts and the Collateral Agent. For purposes of this Agreement, the parties confirm and agree as follows:

      (a) The Collateral Agent confirms and agrees that it is a "securities intermediary" as defined in Section 8-102(14) of the UCC and a "Securities Intermediary" as defined in 31 C.F.R. Part 357.2 of the United States.

      (b) The Collateral Agent hereby agrees, upon the delivery or transfer of any Account Collateral to the Collateral Agent for deposit in an Account, to indicate by book entry that such Account Collateral has been credited to and is carried in the applicable Account and accept such Account Collateral for credit to the applicable Account.

      (c) Holdco confirms and agrees that it has not and will not (i) permit any of its creditors to obtain control over any Account or Holdco's or any Borrower Subsidiary's interest in any financial asset credited thereto or carried therein, or (ii) except for the Holdco Documents, enter into any agreement, arrangement or understanding with any other Person relating to any of the Accounts and the financial assets credited or to be credited thereto or carried or to be carried therein pursuant to which it has agreed to comply with entitlement orders of such Person.

      (d) Each of the Accounts is and shall continue to be governed by the Securities Account Control Agreement.

                                   ARTICLE III

                               NOTICE REQUIREMENTS

      Section 3.1 Monthly Notice of Deposits and Withdrawals; Confirmation of Transfers. Following the date on which funds are first deposited in any Account, the Collateral Agent shall, upon the request of either Administrative Agent or Holdco and in any event on or before the tenth (10th) day of each calendar month, notify Holdco and each Administrative Agent in the form of Exhibit A hereto (each, a "Notice of Monthly Deposits and Withdrawals") of the amounts deposited and withdrawn, if any, from the Accounts (including any earnings thereon) during the preceding calendar month.

      Section 3.2. Notice of Subsidiary Account Shortfalls. On each Transfer Date, Holdco shall deliver, and no more than two additional times (once with respect to the OPNY Deposit Account Agreement and once with respect to the OPMW Deposit Account Agreement) during each calendar week Holdco may deliver, to the Collateral Agent written notice with regard to each Subsidiary Deposit Account Agreement setting forth any Subsidiary Account Shortfall under such Subsidiary Deposit Account Agreement pursuant to the terms of such Subsidiary Deposit Account Agreement (each, substantially in the form of Exhibit B hereto, a "Shortfall Certificate"). Promptly, and, in any event, within two (2) Business Days, following receipt of such Shortfall Certificate notifying the Collateral Agent that a Subsidiary Account Shortfall has occurred (each, a "Shortfall Notice"), the Collateral Agent shall review such Shortfall Certificate and determine, in its reasonable discretion, whether such Shortfall Certificate conforms to the requirements of this Agreement and the Subsidiary Deposit Account Agreements and contains accurate calculations. If the Collateral Agent determines that the Shortfall Certificate conforms to the requirements of this Agreement and the Subsidiary Deposit Account Agreements and contains accurate calculations, the Collateral Agent shall, within two (2) Business Days following receipt of such Shortfall Notice, notify Holdco of such determination and, to the extent funds are available in the Collection Account, shall make a withdrawal from the Collection Account and deposit funds into the relevant Subsidiary Revenue Account as contemplated in Section 5.1 or 5.3 hereof, as the case may be. If the Collateral Agent determines in good faith that such Shortfall Certificate does not conform to the requirements of this Agreement or the Subsidiary Deposit Account Agreements or contains inaccurate calculations, the Collateral Agent shall, within two (2) Business Days following receipt of such Shortfall Certificate, notify Holdco of such determination (providing reasonable detail of such non-conformity and/or inaccuracy). Holdco shall have the right to resubmit such Shortfall Certificate within two (2) Business Days following its receipt of notice of non-conformity or inaccuracy from the Collateral Agent. If the Collateral Agent determines in good faith and in its reasonable discretion that such resubmitted Shortfall Certificate conforms to the requirements of this Agreement and the Subsidiary Deposit Account Agreements and contains accurate calculations, the Collateral Agent, to the extent funds are available in the Collection Account, shall make a withdrawal from the Collection Account and deposit funds in the relevant Subsidiary Revenue Account as contemplated in Section 5.1 or 5.3 hereof, as the case may be. If the Collateral Agent determines in good faith and in its reasonable discretion that such resubmitted Shortfall Certificate does not conform to the requirements of this Agreement or the Subsidiary Deposit Account Agreements or contains inaccurate calculations, the Collateral Agent's determination regarding such defect shall be determinative, absent manifest error. It is understood and agreed that no right to resubmit a Shortfall Certificate as set forth above or dispute relative thereto may be used to delay any deposits or prepayments otherwise required by this Agreement, and Holdco and the Collateral Agent agree to work in good faith on shorter deadlines to the extent Holdco and the Collateral Agent reasonably determine that such shorter deadlines are commercially feasible, to effect other provisions of this Agreement affected by such resubmission.

      Section 3.3 Periodic Notice. As soon as possible, but in any event not later than the Transfer Date immediately prior to each Periodic Date (beginning after the Periodic Dates that occur on November 1, 2002, and December 2, 2002, and provided, that unless elected by Holdco, no Periodic Notice shall be required to be delivered with regard to any June 1 or December 1 Periodic Date), Holdco shall deliver to the Collateral Agent a Periodic Notice in the form of Exhibit C hereto, certified and signed by a Responsible Officer of Holdco (each a "Periodic Notice") and (together with the calculations used to determine the following, as applicable):

      (a) setting forth (i) the Scheduled Indenture Debt Service Deposit Amount for the calendar quarter most recently ended and (ii) the Debt Service Coverage Ratio for Holdco and each Borrower Subsidiary, in each case, for the applicable Measurement Period ending as of the last day of the month most recently ended;

      (b) either (i) certifying that each of the Borrower Subsidiaries is in compliance with such Minimum Debt Service Coverage Ratio for the applicable Measurement Period ending as of the last day of the month most recently ended or
(ii) if any Borrower Subsidiary is not in compliance with its Minimum Debt Service Coverage Ratio, notifying the Collateral Agent of such non-compliance (each, a "Debt Service Non-Compliance Notice") and setting forth the amount of cash necessary to be deposited in the relevant Subsidiary Prepayment Account which, if used to prepay applicable Obligations during the applicable Measurement Period, would have caused such Minimum Debt Service Coverage Ratio to be satisfied (the "Debt Service Coverage Compliance Prepayment Amount");

      (c) setting forth (i) the Target Principal Amount as of the Quarterly Payment Date immediately preceding such notice, and (ii) if the Target Principal Amount is greater than or equal to $1,000,000,000.00, the Net Voluntary Prepayment Amount as of the date of such Periodic Notice;

      (d) setting forth the OPH Net Cash Flows and Indenture Payment Offset Amount for the two calendar quarters most recently ended;

      (e) setting forth the Scheduled Indenture Debt Service Payment Amount, the IDSRA Deposit Amount and the IDSRA Distribution Amount as of the Periodic Date immediately following the date of such Periodic Notice;

      (f) certifying that (i) the IDSRA Distribution Amount is sufficient to pay in full the Scheduled Indenture Debt Service Payment Amount then due and payable, or (ii) there exists an Indenture Payment Reserve Shortfall and that OPH shall deposit, or shall cause to be deposited, on or before such Indenture Payment Date, an amount equal to the applicable Indenture Payment

Reserve Shortfall (each, an "Indenture Payment Reserve Shortfall Deposit") into the Indenture Debt Service Reserve Account; and

      (g) certifying that no Distribution Blocking Event has occurred and is continuing.

Notwithstanding anything to the contrary in this Section 3.3, (x) if a Distribution Blocking Event shall have occurred and be continuing as of such Transfer Date, or if Holdco otherwise elects not to request that any distribution be made to OPH as may be contemplated in this Agreement, the Periodic Notice shall be required to include only the items set forth in clauses
(a)(ii) and (b) of this Section 3.3 and (y) Holdco shall deliver on October 31, 2002, for the Measurement Period ending September 30, 2002, a Periodic Notice including only the items set forth in clauses (a) and (b) of this Section 3.3.

      Section 3.4 Notice of Allowance Purchase. For so long as there is any amount on deposit in the Allowance Purchase Reserve Account, on any Business Day, Holdco shall have the right to deliver to the Collateral Agent a Notice of Allowance Purchase in the form of Exhibit D hereto certifying that the Allowance Purchase is in compliance with the terms of the applicable Credit Agreement and setting forth the Borrower Entity desiring to make an Allowance Purchase, the amount of such Allowance Purchase, or, if the amount of such Allowance Purchase is in excess of the amount then on deposit in the Allowance Purchase Reserve Account, an amount up to but not in excess of such amount then on deposit (the "Allowance Purchase Amount"), and the date on which the Collateral Agent shall distribute the Allowance Purchase Amount to the relevant Borrower Operating Account in accordance with Section 5.5 hereof, which date shall be a Business Day occurring no earlier than the first Business Day following the date of such notice.

      Section 3.5 Notice of Closing Expenses. For so long as there is any amount on deposit in the Restructuring Cost Reserve Account, on any Business Day before December 31, 2002, Holdco shall have the right to deliver to the Collateral Agent a Notice of Closing Expenses in the form of Exhibit B hereto.

                                   ARTICLE IV

                             DEPOSITS INTO ACCOUNTS

      Section 4.1 Deposit of Subsidiary Advances. Promptly upon receipt thereof by the Collateral Agent, the Collateral Agent shall deposit all Subsidiary Advances received pursuant to Section 5.2 of the OPNY Deposit Agreement and/or
Section 5.1 of the OPMW Deposit Agreement in the Collection Account.

      Section 4.2 Deposit of Initial Indenture Debt Service Deposit Amount. Promptly upon receipt thereof by the Collateral Agent pursuant to Section 5.2 of the OPNY Deposit Agreement, the Collateral Agent shall deposit the Initial Indenture Debt Service Deposit Amount into the Initial Indenture Debt Service Reserve Account.

      Section 4.3 Indenture Debt Service Reserve Amounts. Promptly upon receipt thereof by the Collateral Agent, the Collateral Agent shall deposit all amounts designated for deposit in the Indenture Debt Service Reserve Account pursuant to
Section 5.1 hereof into such account.

      Section 4.4 Deposit of Voluntary Prepayment Advances. Promptly upon receipt thereof, the Collateral Agent shall deposit all Voluntary Prepayment Advances into the Voluntary Prepayment Account.

      Section 4.5 Deposit of Allowance Purchase Reserve Amount. Promptly upon receipt thereof by the Collateral Agent pursuant to Section 5.2 of the OPNY Deposit Agreement and Section 5.1 of the OPMW Deposit Agreement, the Collateral Agent shall deposit the Allowance Purchase Reserve Amount into the Allowance Purchase Reserve Account.

      Section 4.6 Deposit of Distribution Amounts. Promptly upon receipt thereof on the Restructuring Effective Date or thereafter, by the Collateral Agent, the Collateral Agent shall deposit all amounts designated pursuant to the terms hereof for deposit in the Distribution Account into such account.

      Section 4.7 Deposit of Restructuring Closing. Promptly on receipt thereof pursuant to Section 5.2 of the OPNY Deposit Agreement, the Collateral Agent shall deposit all Closing Expenses in the Restructuring Cost Reserve Account.

      Section 4.8 Information to Accompany Amounts Delivered to the Collateral Agent; Deposits Irrevocable. (a) All amounts transferred by Holdco, OPH, any Borrower Subsidiary, the OPMW Administrative Agent, the OPNY Administrative Agent or any Secured Party to the Collateral Agent shall be accompanied by a written direction of such Person specifying in reasonable detail the source of such amounts and the Account or Accounts (including the number of such Account or Accounts) into which such amounts are to be deposited.

      (b) All amounts transferred to the Collateral Agent hereunder shall be made by federal wire transfer in immediately available funds to Bank of America, N.A. (ABA No. (1110-0001-2)) indicating the appropriate account.

      (c) Any deposit made into any Account shall, absent manifest error, be irrevocable and the amount of such deposit plus any investment earnings thereon shall be held by the Collateral Agent and applied, invested and transferred solely as provided herein.

      (d) The Collateral Agent shall have no obligation to verify the accuracy or the adequacy of the sources or amounts transferred to it pursuant to subsection (a) of this Section 4.8 and shall be entitled to rely on the written directions accompanying such transfers.

      (e) With respect to any amount received by the Collateral Agent without the information required in subsection (a) above, the Collateral Agent shall cause such amount to be deposited into the Collection Account and held by the Collateral Agent and applied, invested and transferred solely as provided herein. The Collateral Agent agrees to notify Holdco within five (5) days of a receipt of funds for which the Collateral Agent does not have the information required in subsection (a) above.

      Section 4.9 Books of Account; Statements. The Collateral Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to, from and between the Accounts and all investment transactions effected by the Collateral Agent, pursuant to Article V hereof. The Collateral Agent shall make such books of account available during normal business hours for inspection and audit by Holdco and the Secured Parties and their respective representatives upon reasonable prior notice.

                                    ARTICLE V

                            ALLOCATIONS FROM ACCOUNTS

      Section 5.1 Allocations from the Collection Account. (a) (i) On the Restructuring Effective Date and each anniversary thereof, the Collateral Agent shall transfer an amount on deposit in the Collection Account, equal to the fee specified in the Collateral Agent Fee Side Letter with respect to the next year to the account specified in the Collateral Agent Fee Side Letter. (ii) On each Determination Date for which, and on each other date that a weekly shortfall notice is given as permitted by Section 3.2 and that is no more than three (3) Business Days after which, the Collateral Agent shall have received a Shortfall Notice or weekly shortfall notice with regard to either Borrower Subsidiary, the Collateral Agent shall, to the extent funds are available in the Collection Account, transfer an amount sufficient to cover such Subsidiary Account Shortfall to the relevant Subsidiary Revenue Account or, if the amount on deposit in the Collection Account is not sufficient to cover 100% of the amount of such Subsidiary Account Shortfall, the Collateral Agent shall transfer 100% of the amount on deposit in the Collection Account to the relevant Subsidiary Revenue Account.

      (b) On each Determination Date for which, and on each other date that a weekly shortfall notice is given as permitted by Section 3.2 and that is no more than three (3) Business Days after which, the Collateral Agent shall have received a Shortfall Notice or weekly shortfall notice with regard to both Borrower Subsidiaries, the Collateral Agent shall transfer an amount sufficient to cover each Subsidiary Account Shortfall to each Borrower Subsidiary's Subsidiary Revenue Account or, if the amount on deposit in the Collection Account is not sufficient to cover 100% of the aggregate amount of the Subsidiary Account Shortfalls, the Collateral Agent shall transfer each Borrower Subsidiary's Pro Rata Share of the amount on deposit in the Collection Account into its Subsidiary Revenue Account.

      (c) On each date that is the second Determination Date immediately following each Quarterly Payment Date with respect to which Holdco shall have delivered a Debt Service Non-Compliance Notice, the Collateral Agent (after making any pending withdrawals required under the foregoing subsections 5.1(a) and (b)) shall:

      first, transfer the Debt Service Coverage Compliance Prepayment Amount(s) to the relevant Subsidiary Prepayment Account, or, if the amount on deposit in the Collection Account is less than the Debt Service Coverage Compliance Prepayment Amount and (x) Holdco has delivered a Debt Service Non-Compliance Notice for only one of the Borrower Subsidiaries, transfer 100% of the amount on deposit in the Collection Account into the relevant Subsidiary Prepayment Account or (y) Holdco has delivered a Debt Service Non-Compliance Notice for both Borrower Subsidiaries, transfer each Borrower Subsidiary's Pro Rata Share of the amount on deposit in the Collection Account to its Subsidiary Prepayment Account; and

      second, if Holdco elects in its sole discretion to proceed with this clause second and there is any amount then remaining in the Collection Account and no Distribution Blocking Event shall have occurred and be continuing, withdraw an amount on deposit in the Collection Account of up to but not in excess of (i) the Scheduled Indenture Debt Service Deposit Amount applicable to the immediately preceding quarter if such quarter is the first quarter of a Semi-Annual Period or (ii) if such quarter is the second quarter of a Semi-Annual Period, the sum of the Scheduled Indenture Debt Service Deposit Amount for both quarters during such Semi-Annual Period, less the amount of any distribution from the Collection Account to the Indenture Debt Service Reserve Account pursuant to subsection 5.1(c) or (d) during the first quarter of such Semi-Annual Period, and transfer such amount into the Indenture Debt Service Reserve Account; and

      third, if there is any amount then remaining in the Collection Account, transfer such amount into the Distribution Account.

      (d) On each date that is the second Determination Date immediately following each Quarterly Payment Date on which no distributions are made pursuant to subsection 5.1(c), the Collateral Agent (after making any pending withdrawals required under subsections 5.1(a) and (b)) shall:

      first, if Holdco elects in its sole discretion to proceed with this clause first, withdraw an amount on deposit in the Collection Account of up to, but not in excess of, (i) the Scheduled Indenture Debt Service Deposit Amount applicable to the immediately preceding quarter if such quarter is the first quarter of a Semi-Annual Period or (ii) if such quarter is the second quarter of a Semi-Annual Period, the sum of the Scheduled Indenture Debt Service Deposit Amount for both quarters during such Semi-Annual Period, less the amount of any distribution from the Collection Account to the Indenture Debt Service Reserve Account pursuant to subsection 5.1(c) or (d) during the prior quarter, and deposit such amount into the Indenture Debt Service Reserve Account; and

      second, if there is any amount then remaining in the Collection Account, withdraw 100% of such amount and deposit it into the Distribution Account.

      Section 5.2 Allocations from the Initial Indenture Debt Service Reserve Account. (a) On November 1, 2002 and December 1, 2002, so long as no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall:

      first, withdraw an amount on deposit in the Initial Indenture Debt Service Reserve Account equal to the Scheduled Indenture Debt Service Payment Amount due and payable on such date and transfer such net amount into the account designated by the relevant Indenture Trustee; and

      second, on December 2, 2002, if there is any amount then remaining in the Initial Indenture Debt Service Reserve Account after giving effect to the preceding clause first, transfer such 100% of such amount into the Distribution Account.

      (b) On December 2, 2002, after giving effect to the provisions of Section 5.2(a), if for any reason any amount remains on deposit in the Initial Indenture Debt Service Reserve Account, the Collateral Agent shall withdraw 100% of such amount then on deposit in the Initial Indenture Debt Service Reserve Account and deposit such amount into the Distribution Account.

      Section 5.3 Allocations from the Indenture Debt Service Reserve Account.
(a) On each date on which the Collateral Agent is required to make a transfer from the Collection Account to a Subsidiary Revenue Account and/or a Subsidiary Prepayment Account, if the amount on deposit in the Collection Account is insufficient to cover the entire amount of such transfers (a "Collection Account Shortfall" and the amount of such shortfall, the "Collection Account Shortfall Amount"), the Collateral Agent shall transfer an amount equal to the Collection Account Shortfall Amount from the Indenture Debt Service Reserve Account to the Collection Account for distribution under the relevant provisions of Section 5.1 or, if the amount on deposit in the Indenture Debt Service Reserve Account is insufficient to cover the entire Collection Account Shortfall Amount, the Collateral Agent shall transfer 100% of the amount on deposit in the Indenture Debt Service Reserve Account into the Collection Account for distribution under the relevant provisions of Section 5.1.

      (b) Subject to the terms of Section 5.8(a), on each Indenture Payment Date
(i) that occurs after December 2, 2002 and before the Distribution Cut-Off Date,
(ii) on which the sum of the IDSRA Distribution Amount and the Indenture Payment Reserve Shortfall Deposit, if any, is equal to or greater than the Scheduled Indenture Debt Service Payment Amount due and payable as of such date, (iii) on which each of the Borrower Subsidiaries has a Debt Service Coverage Ratio of at least 1.00 to 1.00, (iv) on which Holdco has a Combined Debt Service Coverage Ratio of at least 2.50 to 1.00, and (v) on which no Distribution Blocking Event shall have occurred and be continuing, the Collateral Agent (after making any pending withdrawals required under Section 5.1 and subsection 5.3(a)) shall:

      first, withdraw an amount on deposit in the Indenture Debt Service Reserve Account equal to but not more than the Scheduled Indenture Debt Service Payment Amount then due and payable, and transfer such amount into the account designated by the relevant Indenture Trustee; and second, if such date is an Indenture Payment Date with respect to the Convertible Notes Indenture and there is any amount then remaining in the Indenture Debt Service Reserve Account, transfer 100% of such amount into the Distribution Account.

      It is understood and agreed that, notwithstanding any provision of any Financing Document, none of the Collateral Agent, the OPMW Administrative Agent, the OPMW Secured Parties, the OPNY Administrative Agent or the OPNY Secured Parties shall have any rights (including set-off or offset rights) with respect to any Indenture Payment Reserve Shortfall Deposit, that such amount shall not constitute collateral (including Account Collateral) hereunder or under the OPMW Credit Agreement, the OPNY Credit Agreement or any other Transaction Documents, and that such Indenture Payment Reserve Shortfall Deposit shall be used solely to pay the Scheduled Indenture Debt Service Payment Amount due on such date in accordance with Section 5.3. With respect to any Indenture Payment Date, in the event that any Scheduled Indenture Debt Service Payment Amount is not distributed to the applicable Indenture Trustee for whatever reason on the date required hereunder, and an Indenture Payment Reserve Shortfall Deposit was made with respect to such date, then the Collateral Agent shall return 100% of the amount of the Indenture Payment Reserve Shortfall Deposit to OPH within one (1) Business Day of its deposit.

      (c) On each Indenture Payment Date occurring after the Distribution Cut-Off Date or that is an Indenture Payment Date with respect to the Convertible Notes Indenture and on which no distribution has been made in accordance with the preceding subsection 5.3(b), the Collateral Agent (after making any pending withdrawals required under Section 5.1 and subsection 5.3(a)) shall transfer 100% of the amount on deposit in the Indenture Debt Service Reserve Account into the Distribution Account.

      Section 5.4 Allocations from Voluntary Prepayment Account. On any Business Day on which there is any amount on deposit in the Voluntary Prepayment Account, the Collateral Agent shall transfer each Borrower Subsidiary's Pro Rata Share of such amount into such Borrower Subsidiary's Subsidiary Prepayment Account.

      Section 5.5 Allocations from the Allowance Purchase Reserve Account. On the Business Day specified in any Notice of Allowance Purchase, the Collateral Agent shall withdraw the Allowance Purchase Amount specified in such Notice of Allowance Purchase and transfer such amount to the relevant Borrower Operating Account.

      Section 5.6 Allocations from the Restructuring Cost Reserve Account. (a) On any Business Day occurring before December 31, 2002 specified in any Notice of Closing Expenses (which date shall be at least three (3) Business Days after the date of such notice and, in any event, before December 31, 2002), the Collateral Agent shall withdraw the amount specified in such Notice of Restructuring Closing Costs and transfer such amount to the Person or Persons designated in such notice.

      (b) On December 31, 2002, if there is any amount then on deposit in the Restructuring Cost Reserve Account, the Collateral Agent shall transfer 100% of such amount into the Distribution Account and shall close the Restructuring Cost Reserve Account.

      Section 5.7 Allocations from the Distribution Account. (a) Subject to
Section 5.8(a), on each date that is the second Determination Date immediately following each Quarterly Payment Date and that occurs on or before the Distribution Cut-Off Date on which (i) any amount is on deposit in the Distribution Account, (ii) the Target Principal Amount is greater than or equal to $1,000,000,000.00, (iii) each of the Borrower Subsidiaries has a Debt Service Coverage Ratio of at least 1.00 to 1.00, (iv) Holdco has a Combined Debt Service Coverage Ratio of at least 2.50 to 1.00, (v) no Distribution Blocking Event shall have occurred and be continuing and (vi) the Net Voluntary Prepayment Amount is greater than zero, the Collateral Agent (after making any pending withdrawals required under Sections 5.1) (x) shall distribute from the Distribution Account: (x) the lesser of (1) 50% of the amount on deposit in the Distribution Account as of such date and (2) the Net Voluntary Prepayment Amount as of such date (each such distribution, a "Voluntary Prepayment Distribution") into an account designated by OPH, in either case, less the Regulatory Change Cash Flow Reduction Amount as of such date, if any, that otherwise has not been deducted from any distributions to an Indenture Trustee or OPH pursuant to this Agreement, and (y) each Borrower Subsidiary's Pro Rata Share of the remaining amount into such Borrower Subsidiary's Subsidiary Prepayment Account.

      (b) Subject to Section 5.8(a), on each date that is the second Determination Date immediately following each Quarterly Payment Date and that occurs on or before the Distribution Cut-off Date on which (i) any amount is on deposit in the Distribution Account, (ii) the Target Principal Amount is less than $1,000,000,000.00, (iii) each of the Borrower Subsidiaries has a Debt Service Coverage Ratio of at least 1.00 to 1.00, (iv) Holdco has a Combined Debt Service Coverage Ratio of at least 2.50 to 1.00, and (v) no Distribution Blocking Event shall have occurred and be continuing, the Collateral Agent (after making any pending withdrawals required under Sections 5.1 and 5.3) shall transfer from the Distribution Account: (x) an amount equal to 50% of the difference, if positive, between the amount then on deposit in the Distribution Account as of such date, less the IDSRA Distribution Amount for the Quarterly Date just ended and less the Regulatory Change Cash Flow Reduction Amount as of such date, if any, that otherwise has not been deducted from any distributions to an Indenture Trustee or OPH pursuant to this Agreement, to an account designated by OPH and (y) each Borrower Subsidiary's Pro Rata Share of the remaining amount of such difference in (x) into such Borrower Subsidiary's Subsidiary Prepayment Account.

      (c) On any date on which no distributions are made pursuant to the preceding subsections 5.7(a) or 5.7(b), or on any applicable date that occurs after the Distribution Cut-Off Date, the Collateral Agent shall transfer each Borrower Subsidiary's Pro Rata Share of the amount on deposit in the Distribution Account as of such date into such Borrower Subsidiary's Subsidiary Prepayment Account.

      Section 5.8 Limitation on Distributions to OPH; Defaults. (a) Notwithstanding any other provisions contained in this Agreement (other than Sections 5.1 and 5.2 above), the Collateral Agent shall not make any distributions from any Account to any Indenture Trustee, OPH or their respective designees pursuant to Sections 5.3(b), 5.7(a) or 5.7(b) or otherwise (other than the distribution contemplated by Sections 5.1 and 5.2 above) unless the principal amount of the Obligations outstanding as of the Restructuring Effective Date has been prepaid with Scheduled Prepayments which in total are equal to or greater than the Target Prepayment Amount.

      (b) In the event that the Collateral Agent in good faith asserts that any condition to any of the distributions required to be made on any applicable date (other than with respect to any Shortfall Certificate) provided herein under the foregoing provisions of this Article V have not been fully satisfied (each, an "Unsatisfied Condition"), the Collateral Agent shall so notify Holdco in writing no later than three (3) Business Days after timely receipt of the calculations required to be delivered by Holdco pursuant to Section 3.3. If each such Unsatisfied Condition is capable of being cured and Holdco disputes such assertion, the parties shall work in good faith to resolve any deficiencies noted by the Collateral Agent in such notice and Holdco shall be permitted to resubmit any required notices or other documents on or prior to the second (2nd) Business Day following Holdco's receipt of such notice. If such resubmissions are acceptable to the Collateral Agent acting in good faith and its reasonable discretion and all of the foregoing Unsatisfied Conditions are then satisfied, the Collateral Agent shall make the distributions required thereby. If such notice or resubmission from Holdco is not timely delivered, or if the parties cannot reach agreement regarding any Unsatisfied Conditions, the Collateral Agent's resolution regarding such certificate, resubmission or Unsatisfied Condition shall be determinative, absent manifest error.

      (c) Notwithstanding any other provision contained in this Agreement but subject to the provisions of the last paragraph of Section 5.3(b), upon receipt by the Collateral Agent of written notice from Holdco, the OPNY Administrative Agent, the OPMW Administrative Agent or any Secured Party to the effect that a Default or an Event of Default shall have occurred and be continuing, the Collateral Agent may distribute the funds in the Accounts in accordance with the terms of this Agreement.

                                   ARTICLE VI

                            INVESTMENTS AND VALUATION

      Section 6.1 Investments. Except upon the occurrence and during the continuance of any Default or Event of Default, any amounts held by the Collateral Agent in any of the Accounts shall be invested by the Collateral Agent from time to time, at the risk and expense of Holdco, solely in such Permitted Investments as Holdco shall direct (or, so long as any Default or Event of Default shall have occurred and be continuing, as the Collateral Agent may in its discretion select). Holdco shall select Permitted Investments having such maturities as shall cause each Account to have a cash balance as of any day sufficient to cover the transfers to be made from such Account on such day in accordance with this Agreement. In the event that the cash balance in any Account is as of any day insufficient to cover the transfers to be made from such Account on such day, the Collateral Agent may (but shall not be obligated to) sell or liquidate the Permitted Investments held in such Account (without regard to maturity date) in such manner as the Collateral Agent may reasonably deem necessary in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Collateral Agent shall be authorized to pay with cash on deposit in such Account. The Collateral Agent shall not be liable to any Person for any loss suffered because of any such sale or liquidation other than by reason of its willful misconduct or gross negligence.

      Section 6.2 Income or Gain. Any interest, investment income or gain realized as a result of any Permitted Investments held in the Accounts (net of the expenses incurred in connection with making such Permitted Investments) shall be deposited into the Collection Account on each Transfer Date and applied or reinvested as provided herein. The Collateral Agent shall have no liability for any loss resulting from any such Permitted Investment other than by reason of its willful misconduct or gross negligence.

      Section 6.3 Value. Cash and securities on deposit from time to time in the Accounts shall be valued by the Collateral Agent as follows:

      (a) cash shall be valued at the face amount thereof, and

      (b) securities shall be valued at the market value thereof.

      Section 6.4 Taxes. It is acknowledged by the parties hereto that all interest and other investment income earned on amounts on deposit in the Accounts for federal, state and local income tax purposes shall be attributed to Holdco. Holdco shall be responsible for determining any requirements for paying taxes or reporting or withholding any payments for tax purposes hereunder. Holdco shall prepare and file all tax information required with respect to the Accounts and Holdco agrees to indemnify and hold the Collateral Agent harmless against all liability for tax withholding and/or reporting for any payments. Such indemnities shall survive the termination or discharge of this Agreement or resignation of the Collateral Agent. The Collateral Agent shall not have any obligation with respect to the making of or the reporting of any payments for tax purposes other than to the extent it is provided with monies and/or the reports in respect thereof.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      Section 7.1 Representations and Warranties. Holdco represents and warrants as follows:

      (a) Holdco is the beneficial owner of the Account Collateral free and clear of all Liens (other than Liens created pursuant to this Agreement and the other Financing Documents). No effective financing statement or other document similar in effect covering all or any part of the Account Collateral made by, consented to by or known by Holdco is on file in any recording office, except such as may have been filed in favor of the Collateral Agent.

      (b) Holdco conducts no business under any name or tradenames other than its full name as specified in the preamble to this Agreement.

      (c) The security interests purported to be created in the Account Collateral by this Agreement in favor of the Collateral Agent (for the benefit of the Secured Parties), upon making the filings and taking the other actions set forth on Schedule 7.1 hereto, will constitute valid, first priority perfected Liens on and security interests in all the Account Collateral.

      (d) No Governmental Approvals or other approvals, registrations, notarizations, recordings or filings are required which have not been obtained or made in connection with (i) the creation in favor of the Collateral Agent (for the benefit of the Secured Parties) of the Liens purported to be created pursuant hereto, (ii) the validity and enforceability of this Agreement and such Liens, (iii) creation and maintenance of the first priority and perfection of such Liens or (iv) the exercise by the Secured Parties, in accordance with the Intercreditor Agreement, of their rights and remedies under this Agreement.

                                  ARTICLE VIII

                                    COVENANTS

      Section 8.1 Covenants. Holdco agrees that:

      (a) Defense of Account Collateral. It shall defend its Account Collateral against all claims and demands of all Persons (other than the Collateral Agent and the other Secured Parties) claiming an interest in any of the Account Collateral.

      (b) Location of Office; Jurisdiction of Formation. It shall keep its place of business and chief executive office and the office where it keeps its records concerning the Account Collateral, at the address for Holdco specified on the signature page hereto; or, upon thirty (30) days prior written notice to the Collateral Agent, at such other location in a jurisdiction where all action required by Section 2.3 shall have been taken with respect to the Account Collateral. Holdco shall provide the Collateral Agent thirty (30) days prior written notice of any change in its jurisdiction of formation.

      (c) Disposition of Account Collateral. It shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Account Collateral, or create or suffer to exist any Lien upon or with respect to any of the Account Collateral, except for the security interest created by this Agreement and the other Financing Documents.

                                   ARTICLE IX

                                COLLATERAL AGENT

      Section 9.1 Appointment of Collateral Agent, Powers and Immunities. (a) Pursuant to the Intercreditor Agreement, the Secured Parties have appointed Bank of America, N.A. to act as Collateral Agent hereunder and under the other Holdco Documents with such powers as are expressly delegated to the Collateral Agent by the terms of the Intercreditor Agreement and this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in the Intercreditor Agreement, this Agreement or in any other Holdco Document, or be a trustee for, or have any fiduciary relationship with, any Secured Party. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action which is contrary to the Intercreditor Agreement, this Agreement or any other Holdco Document or applicable law. Neither the Collateral Agent nor any Secured Party nor any of their respective affiliates shall be responsible to any other Secured Party for any recitals, statements, representations or warranties made by Holdco or either Borrower contained in the Holdco Documents or the Subsidiary Financing Documents or in any certificate or other document referred to or provided for in, or received by any Secured Party under, this Agreement or the other Holdco Documents for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Holdco Documents or any other document referred to or provided for herein or therein or for any failure by Holdco to perform its obligations hereunder or thereunder. The Collateral Agent may employ Collateral Agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such Collateral Agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any Holdco Document or Project Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

      (b) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters related to this Agreement or the transactions contemplated hereby, the Collateral Agent shall not be required to take any action or exercise any discretion, but the Collateral Agent shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any Holdco Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties.

      (c) Defaults. The Collateral Agent shall not be deemed to have actual knowledge or notice of the occurrence of a Default or an Event of Default unless the Collateral Agent has received notice from a Secured Party, Holdco or either Borrower Subsidiary referring to this Agreement, describing the Default or Event of Default, which Subsidiary Financing Document or Holdco Document such Default or Event of Default occurred under and stating that such notice is a "Notice of Default." In the event that the Collateral Agent receives such a notice of the occurrence of a Default or an Event of Default, the Collateral Agent shall give notice thereof to the Secured Parties.

      Section 9.2 Ambiguity or Inconsistency in Intercreditor Agreement with Proposed Actions. If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Agreement or the Intercreditor Agreement relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Secured Parties, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received written confirmation that the Required Lenders concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Lenders in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Secured Parties.

      Section 9.3 Right and Duties. The Collateral Agent shall be protected in acting and may rely exclusively upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained. The Collateral Agent shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence or willful misconduct.

                                    ARTICLE X

                EXERCISE OF RIGHTS UNDER INTERCREDITOR AGREEMENT

      Section 10.1 Actions Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default and upon receipt of written instructions in accordance with the Intercreditor Agreement, the Collateral Agent shall be permitted and is hereby authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have hereunder, in each case, to the maximum extent permitted under applicable Requirements of Law.

      Section 10.2 Administration of Collateral. The Collateral Agent shall administer the Account Collateral in the manner contemplated by this Agreement to the maximum extent permitted under applicable Requirements of Law. No Secured Party and no class or classes of Secured Parties shall have any right (a) to direct the Collateral Agent to take any action in respect of the Account Collateral other than as provided in this Agreement and the Intercreditor Agreement or (b) to take any action with respect to the Account Collateral independently of the Collateral Agent or other than to direct the Collateral Agent to take action in accordance with this Agreement and the Intercreditor Agreement, to the maximum extent permitted under applicable Requirements of Law.

      Section 10.3 Application of Proceeds After Acceleration. If any Event of Default shall have occurred and be continuing, and if any Obligations shall have been declared due and payable under the relevant Subsidiary Credit Agreement to be due and payable thereunder, then, at the direction of the Required Lenders, all Account Collateral held by the Collateral Agent shall be distributed in whole or in part by the Collateral Agent in accordance with the terms and conditions of, and instructions given pursuant to, the Intercreditor Agreement.

                                   ARTICLE XI

                                 INDEMNIFICATION

      Section 11.1 Payment of Expenses and Indemnification. (a) Holdco shall:

            (i) promptly reimburse the Collateral Agent for all of its reasonable costs and expenses, including, without limitation, (A) the reasonable fees and disbursements of legal counsel, (B) reasonable out-of-pocket expenses of its personnel, (C) other reasonable legal, appraisal, environmental, audit, consulting, filing fees and expenses and
      (D) all reasonable fees, taxes, assessments and duties (to the extent such taxes, assessments and duties are to be paid pursuant to Article II of the applicable Credit Agreement) incurred by it in connection with the due diligence, negotiation, preparation, review, execution, delivery, interpretation or administration of this Agreement, the other Holdco Documents, the Intercreditor Agreement and the transactions contemplated hereby and thereby;

            (ii) promptly pay all out-of-pocket costs and other reasonable expenses of the Secured Parties (both before and after the execution hereof) in connection with protecting or perfecting the security interest in the Holdco Collateral or in connection with any matters contemplated by or arising out of this Agreement or any of the Holdco Documents, whether
      (a) to prepare, negotiate or execute any amendment to, modification of or extension of this Agreement, the Intercreditor Agreement or any other Holdco Document, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect the rights of the Secured Parties under this Agreement, the Intercreditor Agreement or any of the other Holdco Documents, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Secured Parties under this Agreement, the Intercreditor Agreement or any of the other Holdco Documents, (d) to protect, collect, lease, sell, take possession of, release or liquidate any of the Holdco Collateral or
      (e) to attempt to enforce any security interest in any of the Holdco Collateral, or to enforce any rights of the Collateral Agent to collect any of the Holdco Obligations, including all reasonable fees and expenses of attorneys and paralegals (including reasonable charges for inside counsel), and, in the case of enforcement, pay such costs and expenses for any of the Secured Parties;

            (iii) indemnify each of the Collateral Agent and each Secured Party, its officers, directors, employees, representatives, agents, affiliates and advisors (each an "Indemnified Person") from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any Indemnified Person of any kind or nature whatsoever (including, without limitation, any such costs, losses, liabilities, claims, damages or expenses of such Indemnified Person (whether or not a party) arising out of or by reason of any investigation, litigation or other proceeding) relating to the Collateral Agent or any Secured Party entering into and performing of this Agreement, the Intercreditor Agreement or any of the other Holdco Documents, together with the reasonable fees and disbursements of attorneys and paralegals (including reasonable charges for inside counsel) incurred in connection with any of the foregoing; provided that Holdco shall have no obligation to an Indemnified Person hereunder with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person; and

            (iv) indemnify each Indemnified Person from, and hold each Indemnified Person harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them resulting from (x) any past, present or future storage, holding, existence, release, emission discharge, generation, abatement, disposition, handling or transportation by, Holdco or its agents, employees and representatives of any Hazardous Materials or (y) any past, present or future violation of, failure to comply fully with or requirement to comply with any Environmental Law by Holdco, or its agents, employees and representatives, in each case together with the reasonable fees and disbursements of attorneys and paralegals (including reasonable charges for inside counsel) incurred in connection with any of the foregoing; provided, that Holdco shall have no obligation to an Indemnified Person hereunder with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person.

      (b) If and to the extent that the obligations of Holdco under this Section 11 are unenforceable for any reason, Holdco hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Requirements of Law. Holdco's obligations under this Section 11 shall survive any termination of this Agreement and the payment of the Obligations.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.1 Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

      Section 12.2 No Warranties. Except as otherwise expressly provided herein, the Secured Parties have not made to each other nor do they hereby or otherwise make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to the enforceability, validity, value or collectibility of the Account Collateral (or any portion thereof). No Secured Party shall be liable to any other Secured Party for any action or failure to act or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of any Secured Party or any Secured Party's agents, officers, employees or attorneys with respect to any transaction relating to any of the notes or agreements evidencing or entered into with respect to any of the Obligations or any security therefor.

      Section 12.3 Reimbursement of Expenses. Holdco will pay upon demand to the Collateral Agent the amount of Fees and expenses as agreed between the parties pursuant to the Collateral Agent Fee Side Letter.

      Section 12.4 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

      Section 12.5 Notices. All notices or other communications hereunder shall be given in the manner set forth in the Subsidiary Credit Agreements and at such addresses as are set forth on the signature page hereto.

      Section 12.6 Successors and Assigns. Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

      Section 12.7 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

      Section 12.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY SUCH REQUIREMENT OF LAWS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN HOLDCO AND THE COLLATERAL AGENT (FOR THE BENEFIT OF THE SECURED PARTIES) IN CONNECTION WITH THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

      Section 12.9 No Impairments of Other Rights. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against Holdco or the Subsidiary Borrowers.

      Section 12.10 Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be executed by all the parties hereto. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

      Section 12.11 Separate Liability. The obligations of each Secured Party under this Agreement shall be several and not joint, and no Secured Party shall be liable or responsible for the acts of any other Secured Party. No Secured Party shall have any fiduciary responsibilities to Holdco or either Borrower Subsidiary. No Secured Party undertakes any responsibility to Holdco or either Borrower Subsidiary to review or inform Holdco or such Borrower Subsidiary, as the case may be, of any matter in connection with any phase of Holdco or such Borrower Subsidiary's business or operations.

      Section 12.12 Incumbency Certificates; Authorized Persons. Holdco shall furnish to the Collateral Agent on or prior to the Closing Date and from time to time thereafter as may be necessary duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of such party to take the actions and give the officer's certificates, notifications, approvals and payment instructions required by this Agreement.

      Section 12.13 Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

      Section 12.14 Termination; Release. This Agreement shall terminate when all Obligations have been indefeasibly paid in full, and the Collateral Agent, at the written request and expense of Holdco, will promptly execute and deliver to Holdco the proper instruments (which may include Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of this Agreement, and will promptly duly assign, transfer and deliver to Holdco (without recourse and without any representation or warranty) free from any interest of the Collateral Agent or Lien granted hereunder such of the Account Collateral as may be in possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement together with such notices to third parties as may be necessary to countermand any notices previously sent to them pursuant hereto.

      Section 12.15 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

      Section 12.16 Survival of Indemnities. All indemnities set forth herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the expiration or cancellation of all Letters of Credit.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                   ORION POWER CAPITAL, LLC



                                   By:
                                      ---------------------------------
                                         Name:
                                         Title:




                                   Address for Notices:

                                   Address:    1111 Louisiana Street
                                               Houston, TX  77002
                                               Attn: Senior Vice President-
                                                     Finance
                                   Telephone:  (713) 207-3160
                                   Telecopier: (713) 207-0988

                                   With a copy to:
                                   Address:    1111 Louisiana Street
                                               Houston, TX  77002
                                               Attn: General Counsel
                                   Telephone:  (713) 207-7265
                                   Telecopier: (713) 393-0140

                                   BANK OF AMERICA, N.A., not in its individual capacity but solely as Collateral Agent

                                   By:
                                       --------------------------------

                                         Name:
                                         Title:

                                   Address for Notices:
                                   Bank of America, N.A.
                                   101 North Tryon Street
                                   NC1-001-08-19
                                   Charlotte, NC 28255
                                   Telephone:  704-388-6833
                                   Telecopier: 704-386-3324

                                                                       EXHIBIT A
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT


               Form of Monthly Notice of Deposits and Withdrawals

                        [Letterhead of Collateral Agent]

               FORM OF MONTHLY NOTICE OF DEPOSITS AND WITHDRAWALS

                                                                 , 20        (1)
                                                          -------    --------

Orion Power Capital, LLC
[Insert Current Address]

[Administrative Agents]

      RE: ORION POWER CAPITAL, LLC

      This notice is made pursuant to the Deposit Account Agreement (as amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), dated as of October 28, 2002 between Orion Power Capital, LLC ("Holdco") and Bank of America, N.A., as collateral agent (the "Collateral Agent"). Capitalized terms used herein without definition shall have the meanings specified in the Deposit Account Agreement.

      Pursuant to Section 3.1 of the Deposit Account Agreement, the undersigned representative of the Collateral Agent hereby notifies you that as of the date hereof, attached is a schedule of all amounts deposited and withdrawn from the Accounts (including any earnings thereon from Permitted Investments) during, and
for the month ending,                 , 20     .

                                   BANK OF AMERICA, N.A., as Collateral Agent

                                   By
                                     ----------------------------------------
                                         Name:
                                         Title:


Attachment

1.    Schedule of Deposits, Withdrawals and the earnings on Accounts


--------------------

(1) Insert date which is on or before the tenth (10th) day of each calendar month.

                                                                       EXHIBIT B
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT

                       Form of Notice of Closing Expenses

                             [Letterhead of Holdco]

               FORM OF MONTHLY NOTICE OF DEPOSITS AND WITHDRAWALS

                                                                 , 20        (1)
                                                          -------    --------

Bank of America, N.A., as Collateral Agent
[Insert Current Address]
[Administrative Agents]

      RE: ORION POWER CAPITAL, LLC

      This notice is made pursuant to the Deposit Account Agreement (as amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), dated as of October 28, 2002 between Orion Power Capital, LLC ("Holdco") and yourself. Capitalized terms used herein without definition shall have the meanings specified in the Deposit Account Agreement.

      Pursuant to Section 3.5 of the Deposit Account Agreement, the undersigned representative of Holdco hereby notifies you that as of the date hereof, attached is a schedule of all Closing Expenses due and payable to the Person(s) set forth on such schedule and hereby directs you to withdraw such Closing Expenses from the Restructuring Cost Reserve Account and deposit such funds in the account(s) and on or before the Business Day specified on the attached schedule.

                                ORION POWER CAPITAL, LLC


                                By
                                  ----------------------------------------
                                      Name:
                                      Title:

Attachment
1.    Schedule of Closing Expenses due and payable


--------------------

(1) Any Business Day before [March 31, 2003].

                                                                       EXHIBIT C
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT


                             FORM OF PERIODIC NOTICE

                                                                 , 20        (1)
                                                          -------    --------

Bank of America, N.A.,
  As Collateral Agent
[Insert Current Address]


      RE: ORION POWER CAPITAL, LLC

      This notice is made pursuant to the Deposit Account Agreement (as amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), dated as of October 28, 2002 between Orion Power Capital, LLC ("Holdco") and Bank of America, N.A., as collateral agent (the "Collateral Agent"). Capitalized terms used herein without definition shall have the meanings specified in the Deposit Account Agreement.

      Pursuant to Section 3.3 of the Deposit Account Agreement, the undersigned Responsible Officer of Holdco hereby notifies you, as set forth on the attached
Schedule I hereto, including relevant calculations, of:

      (i)   the Debt Service Coverage Ratio of Holdco for the Measurement Period
            ending on                , 20  ;(2)

      (ii) the Debt Service Coverage Ratio of each Borrower Subsidiary for the Measurement Period ending on such date;

      (iii) [the Scheduled Indenture Debt Service Deposit Amount for the
            calendar quarter ending as of          , 20   ;(3)]

      (iv) [the Target Principal Amount as of the immediately preceding Quarterly Payment Date [and the Net Voluntary Prepayment Amount as of the date of this notice, if any](4);]

      (v) [the OPH Net Cash Flows and the Indenture Payment Offset Amount for the two calendar quarters most recently ended(5); and]



--------------------

(1) Insert date which is on or before Transfer Date immediately preceding the relevant Periodic Date.
(2) Insert last day of the month ended immediately prior to the date of this Notice.
(3) Insert date that is the last day of the calendar quarter most recently ended [include if required under Section 3.3].
(4) Only include in notices if Target Principal Amount is greater than or equal to $1,000,000,000 [include if required under Section 3.3].
(5) Insert date which is on or before Transfer Date immediately preceding the relevant Periodic Date [include if required under Section 3.3].

      (vi) [Scheduled Indenture Debt Service Payment Amount, the IDSRA Deposit Amount and the IDSRA Distribution Amount as of the Periodic Date immediately following the date hereof.(6)]

      The undersigned Responsible Officer of Holdco hereby certifies, as of the date hereof, that (a) [the IDSRA Distribution Amount is sufficient to pay in full the Scheduled Indenture Debt Service Payment Amount] OR [(i) the IDSRA Distribution Amount is not sufficient to pay in full the Scheduled Indenture Debt Service Payment Amount, (ii) the amount of the shortfall between the IDSRA Distribution Amount and the Scheduled Indenture Debt Service Payment Amount, including calculations thereof, is set forth on Schedule II hereto, and (iii) OPH shall, or shall cause, the amount of such shortfall to be deposited in the Indenture Debt Service Reserve Account on or before the upcoming Indenture Payment Date for transfer by the Collateral Agent from the Indenture Debt Service Reserve Account to the account designated by the relevant Indenture Trustee for payment of the Scheduled Indenture Debt Service Payment Amount then due and payable](7), (b) [OPNY and/or OPMW is in compliance with its Minimum Debt Service Coverage Ratio as of the Quarterly Payment Date most recently ended AND/OR [OPNY and/or OPMW is not in compliance with its Minimum Debt Service Coverage Ratio as of the Quarterly Payment Date most recently ended and the related Debt Service Coverage Compliance Prepayment Amount, including calculations thereof, is set forth on Schedule II hereto](8), (c) all the calculations set forth on Schedule I [II and III] are true and correct, and (d) no Distribution Blocking Event has occurred and is continuing.

                                  ORION POWER CAPITAL, LLC

                                  By: [Orion Power Holdings, Inc.,
                                        its sole member]


                                  By
                                    ----------------------------------------
                                        Name:
                                        Title:

Attachment[s]
1. Schedule I
[2. Schedule II]
[3. Schedule III]

--------------------

(6) Insert last day of the month ended immediately prior to the date of this Notice.
(7) Insert date that is the last day of the calendar quarter most recently ended [include if required under Section 3.3].
(8) Only include in notices if Target Principal Amount is greater than or equal to $1,000,000,000 [and include if required under Section 3.3].

                                                                       EXHIBIT D
                                                                              to
                                                       DEPOSIT ACCOUNT AGREEMENT

                      FORM OF NOTICE OF ALLOWANCE PURCHASE

                                                                    , 20
                                                             -------    --------

Bank of America, N.A.,
  As Collateral Agent
[Insert Current Address]

      RE: ORION POWER CAPITAL, LLC

      This notice is made pursuant to the Deposit Account Agreement (as amended, supplemented or otherwise modified from time to time, the "Deposit Account Agreement"), dated as of October 28, 2002 between Orion Power Capital, LLC ("Holdco") and Bank of America, N.A., as collateral agent (the "Collateral Agent"). Capitalized terms used herein without definition shall have the meanings specified in the Deposit Account Agreement.

      Pursuant to Section 3.4 of the Deposit Account Agreement, the undersigned Responsible Officer of Holdco hereby:

(a) notifies you that

      (i) the Borrower Entity described on Schedule I hereto desires to make an Allowance Purchase;

      (ii)  the amount on deposit in the Allowance Purchase Reserve Account is
            $             ;

      (iii) the Allowance Purchase Amount is $            ;

      (iv)  therefore, the undersigned requests that you distribute $        (1)
            to [the Person(s) listed on Schedule I hereto] [the [OPNY/OPMW] Operating Account]; and

      (v) the date on which the Collateral Agent should distribute the requested amount [to the Person described on Schedule I hereto] [the
            [OPNY/OPMW] Operating Account] is              , 20  (2); and

certifies that the Allowance Purchase requested by this Notice is in compliance with the terms of the [OPMW] [OPNY] Credit Agreement.


--------------------

(1) The lesser of item (ii) and item (iii).

(2) A Business Day no earlier than the first Business Day following the date hereof.


                                       D-1